SICHENZIA
ROSS
FRIEDMAN
FERENCE LLP

May 24, 2016

VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Re: Towerstream Corporation
Registration Statement on Form S-8

Ladies and Gentlemen:

We refer to the above-captioned registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed by Towerstream Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission relating to the registration of up to 300,000 shares of common stock, par value $0.001 per share, of the Company (the "Shares"), issuable under the Towerstream Corporation 2010 Employee Stock Purchase Plan, as amended (the "Plan").

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and instruments as we have deemed necessary or advisable for the purpose of this opinion. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies and other electronic transmissions). We have also assumed that (i) valid book-entry notations for the issuance of the Shares in uncertificated form will have been duly made in the share register of the Company, (ii) each subscription agreement setting forth the terms of each sale pursuant to the Plan is consistent with the Plan and has been duly authorized and validly executed and delivered by the parties thereto, and (iii) at the time of each issuance of Shares, there will be sufficient shares of common stock authorized for issuance under the Company's Certificate of Incorporation that have not otherwise been issued or reserved or committed for issuance, and (iv) the price per share paid for Shares issued pursuant to the Plan is not less than the par value of the Shares. As to factual matters material to the opinions set forth below we have relied, without investigation, upon the representations and statements of the Company in the Registration Statement and in such certificates of government officials and officers of the Company as we have deemed necessary for the purpose of the opinions expressed herein. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, and we express no opinion herein as to any other laws, statutes, ordinances, rules or regulations. As used herein, the term "General Corporation Law of the State of Delaware" includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such provisions.

61 Broadway | New York, NY | 10006
T (212) 930 9700 | F (212) 930 9725 | www.srff.com

Based upon and subject to the foregoing, and in reliance thereon, we are of the opinion that, when the Registration Statement has become effective under the Act and the Shares have been issued and sold as provided under the Plan and any applicable subscription agreement, the Shares will be validly issued, fully paid and non-assessable by the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that any member of this firm is an "expert" within the meaning of the Act or the rules and regulations of the Commission thereunder.

This opinion is limited to the matters stated herein, and no opinion or belief is implied or may be inferred beyond the matters expressly stated herein. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Very truly yours,

Sichenzia Ross Friedman Ference LLP

Sichenzia Ross Friedman Ference LLP